SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 13, 2000.

                      Internet Stock Market Resources, Inc.
             (Exact Name of Registrant as specified in its charter)

        Delaware                       33-21481-FW                   76-0246940
(State of Incorporation)           (Commission file No.)           (IRS Employer
                                                                     ID Number)

         405 Central Avenue, Lobby Level, St. Petersburg, Florida 33701
                         (Address of Principal Offices)

                   Registrant's telephone number: 727-896-9696


Item 2. Acquisition or Disposition of Assets.

         On June 13, 2000, Registrant entered into an Exchange Agreement with Michael Brette pursuant to which Mr. Brette agreed to contribute to Registrant certain securities in exchange for a certain number of restricted shares of Registrant's common stock.

         At the time of the closing of this transaction, it is anticipated that Mr. Brette will obtain a majority of the issued and outstanding shares of common stock of Registrant and will become Chairman of the Board of Directors and CEO of Registrant. Thus, this transaction will result in a change of control of Registrant.

Item 7. Financial Statements and Exhibits.

         The following are the exhibits filed as part of this report:

         (b)  Schedule of Exhibits.

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                           Exhibit 2. Plan of Acquisition (Exchange Agreement).

                           Exhibit 4. Instruments defining the rights of security holders appear as Exhibit 4 to Registrant's Annual Report on Form 10-KSB filed for the period ending December 31, 1999, and are incorporated herein by reference.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Internet Stock Market Resources, Inc.


Date: June 23, 2000                    By: /s/  A.N. Kyriakides
                                          ------------------------------------
                                          A.N. Kyriakides, President

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                                 EXHIBIT INDEX

EXHIBIT                 DESCRIPTION
-------                 -----------
  2                     Plan of Acquisition